As filed with the Securities and Exchange Commission on June 27, 2011
                                                     Registration No. 333-______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         National Health Partners, Inc.
             (Exact name of registrant as specified in its charter)

          Indiana                                         04-3786176
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       120 Gibraltar Road, Suite 107
          Horsham, Pennsylvania                             19044
(Address of Principal Executive Offices)                  (Zip Code)

     National Health Partners, Inc. 2011 Employee and Consultant Stock Plan
                            (Full title of the plan)

                                David M. Daniels
                             Chief Executive Officer
                         National Health Partners, Inc.
                          120 Gibraltar Road, Suite 107
                                Horsham, PA 19044
                     (Name and address of agent for service)

                                 (215) 682-7114
          (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

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
                                            Proposed Maximum    Proposed Maximum       Amount of
Title of Securities       Amount to be       Offering Price    Aggregate Offering    Registration
 to be Registered        Registered (1)        per Share (2)          Price             Fee (2)
-------------------------------------------------------------------------------------------------
Common Stock               8,000,000             $0.0136            $108,800            $12.63
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
(1) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant's outstanding shares of common stock.
(2) The price is calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended ("Securities Act"), solely for the purpose of calculating the registration fee. The registration fee is calculated on the basis of the average of the closing bid and ask prices for the Common Stock as quoted on Nasdaq's OTC Bulletin Board at the close of trading on June 23, 2011.
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
                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register 8,000,000 additional shares of common stock, par value $0.001 per share (the "Shares") of National Health Partners, Inc., an Indiana corporation (the "Registrant"), for issuance under the Registrant's 2011 Employee and Consultant Stock Plan, as amended (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-171956, filed with the Securities and Exchange Commission on January 31, 2011, with respect to 12,000,000 Shares issuable pursuant to the Plan are incorporated by reference herein. As amended, the aggregate number of Shares that may be issued under the Plan is 20,000,000, of which 8,000,000 shares are covered by this Registration Statement..

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to David M. Daniels, President, National Health Partners, Inc., 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044. The Company's telephone number is (215) 682-7114.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company incorporates herein by reference the following documents filed with the Securities and Exchange Commission ("Commission"):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011;

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 16, 2011;

     In addition to the foregoing, all documents the Company subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (except for portions of the Company's current reports furnished, as opposed to filed, on Form 8-K), prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this Registration Statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is also incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The authorized capital stock consists of 250,000,000 shares of common stock, par value $.001 per share ("Common Stock").

COMMON STOCK

     Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

     Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     David E. Wise, Esq., special securities counsel, prepared this registration statement and owns 915,000 shares of the Company's common stock. Mr. Wise did not receive his shares of our common stock on a contingency basis and such shares are not covered by this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Not applicable.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. See paragraph C. of Item 9 below.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this registration statement:

Exhibit No.                        Description
-----------                        -----------

   5.1        Opinion of David E. Wise, Esq.

   23.1       Consent of HJ & Associates, LLC

   23.2       Consent of David E. Wise, Esq. (included in Exhibit 5.1)

   24.1       Power of Attorney (included on the signature page)

   99.1 Amendment No. 1 to National Health Partners, Inc. 2011 Employee and Consultant Stock Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on the 27th day of June, 2011.

                                 NATIONAL HEALTH PARTNERS, INC.


                                 By: /s/ David M. Daniels
                                    --------------------------------------
                                    David M. Daniels
                                    Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned individuals constitutes and appoints Patricia S. Bathurst his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                              Title                    Date
      ---------                              -----                    ----


/s/ David M. Daniels              Chief Executive Officer and      June 27, 2011
-------------------------------   Chairman of the Board
David M. Daniels                  (Principal Executive Officer)



/s/ David M. Daniels
-------------------------------   Chief Financial Officer          June 27, 2011
David M. Daniels                  (Principal Financial and
                                  Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

   5.1        Opinion of David E. Wise, Esq.

   23.1       Consent of HJ & Associates, LLC

   23.2       Consent of David E. Wise, Esq. (included in Exhibit 5.1)

   24.1       Power of Attorney (included on the signature page)

   99.1 Amendment No. 1 to National Health Partners, Inc. 2011 Employee and Consultant Stock Plan